EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-212194 and No. 333-258289 on Form S-8 of our report dated February 28, 2025, relating to the financial statements of Matson, Inc. and its subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Matson, Inc. for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
May 6, 2025